UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2025

Brand Engagement Network Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40130	98-1720034
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Delaware Ave,

Suite 210,

Wilmington, DE 19801

(Address of principal executive offices, including zip code)

(307) 757-3650

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	BNAI	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On December 31, 2025, Brand Engagement Network Inc. (the “Company”) received a letter from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that it has regained compliance with Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Rule”), which requires the Company’s common stock to maintain a minimum closing bid price of $1.00 per share.

As previously disclosed, on December 30, 2024, the Company was notified by Nasdaq that it was not in compliance with the Minimum Bid Price Rule. The December 31, 2025 letter from Nasdaq confirmed that for the 12 consecutive business days from December 12, 2025 to December 30, 2025, the closing bid price of the Company’s common stock was at $1.00 per share or greater. Accordingly, the Company is now in compliance with the Minimum Bid Price Rule, and Nasdaq considers this matter closed.

A copy of the Nasdaq compliance letter dated December 31, 2025 is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
99.1	Letter from Nasdaq dated December 31, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Brand Engagement Network Inc.

Date: December 31, 2025	By:	/s/ Tyler Luck
Tyler Luck
Interim Chief Executive Officer